Annual Report

Cover Page

Name of issuer:

Newchip Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 6/15/2016

Physical address of issuer:

2015 IH 35 South Ste 115
Austin TX 78741

Website of issuer:

http://www.newchip.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

12

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$226,477.86	$240,431.00
Cash & Cash Equivalents:	$152,504.00	$240,431.58
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$10,004.36	$18,500.00
Long-term Debt:	$3,045,294.30	$1,154,240.20
Revenues/Sales:	$42,879.73	$1,000.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($1,980,202.30)	($748,183.11)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Newchip Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Matt Bell	President	Bell Interactive	2016
Travis Brodeen	CTO	Newchip	2016
Ryan Rafols	CEO	Newchip	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Travis Brodeen	CTO	2016
Ryan Rafols	CEO	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Ryan Rafols	8300000.0 Class B Common Stock	80.58

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

We are an early stage company and have not yet generated any profits. Newchip was formed in 2016. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Newchip has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials statements were prepared on a "going concern" basis. Certain matters, as described below and in the accompanying financial statements indicate there may be substantial doubt about the Company's ability to continue as a going concern. However, based on management's assessment of operations and financing, they determined that the substantial doubt is alleviated. We have not generated profits since inception, and we have had a history of losses. We sustained losses of $748,599 in 2017 and $197,884 in 2016. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the company has not been able to accomplish to date, and/or to obtain additional capital financing.

Any valuation at this stage is difficult to assess. The valuation cap for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We plan to operate in a regulatory environment that is evolving and uncertain. The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our future operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our services. For instance over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities, or could increase future or create new regulatory burden, including requiring us to register as a broker-dealer before we choose to do so. Any such changes would have a negative impact on our business.

We plan to operate in a highly regulated industry. We may be subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. In addition, some of the restrictions and rules applicable to our subsidiaries could adversely affect and limit some of our business plans in the future.

In the event we are required or decide to register as a broker-dealer, our current business model could be affected. Under our current structure, we believe we are not required to register as a broker-dealer under federal and state laws. Further, none of our officers or our chairman has previous experience in securities markets or regulations or has passed any related examinations or holds any accreditations. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer or registered funding platform under state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model.

We may be liable for misstatements made by issuers made on funding portal partners in the future, should we choose to become a broker dealer. Under the Securities Act and the Exchange Act, issuers making offerings through our funding portal network may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. There may also be circumstances in which we are liable in the future for making misleading statements in connection with Regulation A, CF or Regulation D offerings. Even though due diligence defenses may be available; there can be no assurance that if we were sued we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents. Some of the investment opportunities viewable on Newchip are open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and therefore we have not set up our structure to be compliant with all those laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulation may limit our business operations and plans for future expansion.

Newchip's product offerings are relatively new in an industry that is still quickly evolving. The principal securities regulations that we plan to work with, Regulation A and Regulation Crowdfunding, have only been in effect in their current form since 2015 and 2016, respectively. Newchip's ability to continue to penetrate the market remains uncertain as potential issuer companies may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuer companies as well as investors, and favorable changes in the regulatory environment.

We are reliant on one main type of service and our partners. All of current services are variants on one type of service to our partners. Our revenues are therefore dependent upon the market for online capital formation.

We depend on key personnel and face challenges recruiting needed personnel. Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Ryan Rafols, and our compliance, engineering and marketing teams. Our software engineer team and in particular Travis Brodeen, as well as our compliance and business development teams led by Judd Hollas, are critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs or to meet the compliance burden that may be placed on on us in the future. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Newchip, its providers, and partners are vulnerable to hackers and cyber attacks. As an internet-based business, we may be vulnerable to hackers who may access the data of our investors, the issuer companies that utilize our platform, and partners. Further, any significant disruption in service on the Newchip platform or in its computer systems could reduce the attractiveness of the Newchip platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technologies. Any disruptions of services or cyber attacks either on our technology providers or on Newchip could harm our reputation and materially negatively impact our financial condition and business.

We are dependent on general economic conditions. Our business model is dependent on investors investing in the companies viewable in our platform network. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition. We help facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory or business model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

Our revenues and profits are subject to fluctuations. It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors' dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The company's operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

If the company cannot raise sufficient funds it will not succeed. Newchip is offering SAFEs in the amount of up to $1.07 million in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in "Use of Proceeds."

Voting Control is concentrated in the hands of a small number of shareholders. Even if the shares were not subject to the proxy, you would not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company's governance documents, expanding the employee option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. Some of the larger stockholders include, or have the right to designate, executive officers and directors of our Board. These few people and entities make all major decisions regarding the company. As a minority shareholder and a signatory to any potential proxy agreements for voting, you will not have a say in these decisions.

We are offering a discount to certain classes of investors. These investments may immediately dilute the value of your stock. Therefore, the value of shares of investors who pay the full price in this offering will be diluted by investments made by investors entitled to a discount, who will pay less for the same stake in the company based on an earlier investment.

Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company. Holders of our outstanding Preferred Stock have liquidation preferences over holders of Common Stock. This liquidation preference is paid if the amount a holder of Preferred Stock would receive under the liquidation preference in greater than the amount such holder would have received if such holder's shares of Preferred Stock had been converted to Common Stock immediately prior to the liquidation event. If a liquidation event, including a sale of our company, were to occur that resulted in a distribution of less than expected to our stockholders, the holders of our Preferred Stock could be entitled to all proceeds of cash distributions.

There is no current market for our stock. There is no formal marketplace for the resale of our stock. The shares may be traded over-the-counter to the extent any demand exists. These securities are illiquid and there will not be an official current price for them, as there would be if we were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Further, some investors are required to assign their voting rights as a condition to investing. This assignment of voting rights may further limit an investor's ability to liquidate their investment. Since we have not established a trading forum for our stock, there will be no easy way to know what the Common Stock is "worth" at any time. Even if we seek a listing on the "OTCQX" or the "OTCQB" markets, there may not be frequent trading and therefore no market price for our stock.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with potentially no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Ownership and Capital Structure

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Common Stock	10,000,000	10,000,000	Yes
Preferred Stock	10,000,000	0	No
Class A Common Stock	10,000,000	3000000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2017	Regulation D, Rule 506(b)	SAFE	$631,000	General operations
5/2018	Regulation D, Rule 506(b)	SAFE	$1,369,000	General operations
10/2018	Regulation Crowdfunding	SAFE	$611,414	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Matt Bell
Amount Invested	$17,500.00
Transaction type	Other
Issue date	12/25/17
Relationship	Director

Matt Bell is on our Board, and we hired his agency for contract work for marketing.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our goal is to be the NASDAQ for the alternative investment market. We help people find and invest in companies they believe in. The passing of the JOBS Act in 2012 granted everyday people the ability to invest in startups, pre-IPO companies, real estate, and securitized tokens. But it also created a fragmented market, making it it difficult to discover, connect, and manage a portfolio. We simplify the investment process using machine learning and help investors track their investments online.

We believe that in order for this new market to thrive, there needs to be an integrated and transparent marketplace to give people complete control over their investments. We're building a new central hub for investing in startups, real estate, and securitized tokens.

We want to become the one-stop-shop for investing online!

Milestones

Newchip Inc. was incorporated in the State of Delaware in June 2016.

Since then, we have:

- Raised $2M from JV, Yeoman, Sputnik, Youbi, Polymath, and executives from Goldman Sachs + Credit Suisse.
- Founders in the industry since the beginning, raised $15M between them, and generated 3 acquisitions/exits between them.
- Ranked in Top 50 Global Startups from 67 countries by G-Startup Worldwide (judges included Tim Draper, Sequoia Capital, Softech and more).
- Ranked #1 for startup investing on App Store, Top 10 for fundraising and investing, and ranked in the App Store Top 100 in Finance.
- Over 20+ platform partners and 50,000+ users on Newchip
- Want to see first-hand what Newchip is all about? Join as a free member at: www.newchip.com

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $42,879.73 compared to the year ended December 31, 2017, when the Company had revenues of $1,000. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017. Our product has no cost associated with a specific sale, all expenses are attributable to keeping the platform updated and maintained in addition to general marketing expenses.
- *Assets.* As of December 31, 2018, the Company had total assets of $226,477.86, including $152,504 in cash. As of December 31, 2017, the Company had $240,431 in total assets, including $240,431.58 in cash.
- *Net Loss.* The Company has had net losses of $1,980,202.30 and net losses of $748,183.11 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $3,055,298.66 for the fiscal year ended December 31, 2018 and $1,172,740.20 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2,000,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 8 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Newchip Inc. cash in hand is $120,083, as of March 2019. Over the last three months, revenues have averaged $22,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $90,000/month, for an average burn rate of $68,000 per month. Our intent is to be profitable in 15 months.

We have generated revenue from the launch of an accelerator to help entrepreneurs by teaching them how to raise funds via Reg D, Reg CF, and Reg A+.

We're already covering 20% of our operating cost with revenue and expect to be profitable in 12 months. We have launched an accelerator to equip entrepreneurs with the skills to raise money from professional investors and via equity crowdfunding. We expect the revenue from this initiative to continue to grow throughout 2019. While we cannot guarantee it, we also have additional contracts in the works that we expect to increase over the next few months to allow us to launch additional revenue streams.

We are planning to increase expenses as we scale marketing and bring development in house. We are planning to raise more capital after this offering in a Series A in 2019.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.newchip.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Matt Bell
Ryan Rafols
Travis Brodeen

Appendix E: Supporting Documents



NEWCHIP

2018 Report

Dear investors,

Newchip continues to position itself strongly in a challenging industry. Despite being more indirect in its offerings than the Reg CF portals Newchip boasts a very large and active user base. We also offer one of the only Reg CF apps out there on iOS. Newchip will continue leading the way and innovating to help both entrepreneurs and investors.

We need your help!

Newchip has launched an accelerator, which we want to use to help entrepreneurs. The goal is to improve the skill of the individuals and companies that try to raise money through Reg CF. As an investor, you can spread the word about the accelerator to anybody who has started a company and is thinking about funding or wants to start a company but doesn't know how to raise funds. Our accelerator covers raising money from the crowd, but also from professional investors like angels and VCs.

Sincerely,

Ryan Rafols
Founder & CEO

Travis Brodeen
Co-founder & CTO

Our Mission

We believe that in order for this new market to thrive, there needs to be an integrated and transparent marketplace to give people complete control over their investments. We're building a new central hub for investing in startups, real estate, and securitized tokens.

We want to become the one-stop-shop for investing online!

See our full profile

How did we do this year?

Report Card

B+

The Good

We continued to develop our app to improve our user experience.

We started building educational content for entrepreneurs

We added key team members to drive our strategy.

The Bad

The CF market was flat year over year.

Industry reforms remain stalled in Congress.

With the industry landscape, Newchip has had to change course losing some team members.

2018 At a Glance

January 1 to December 31


$$$$

$42,880 +41X
Revenue



-$1,980,202
Net Loss


IOU!

$10,004 [46%]
Short Term Debt



$1,980,414
Raised in 2017



$120,083
Cash on Hand
As of 03/31/19

INCOME | BALANCE | NARRATIVE

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our goal is to be the NASDAQ for the alternative investment market. We help people find and invest in companies they believe in. The passing of the JOBS Act in 2012 granted everyday people the ability to invest in startups, pre-IPO companies, real estate, and securitized tokens. But it also created a fragmented market, making it it difficult to discover, connect, and manage a portfolio. We simplify the investment process using machine learning and help investors track their investments online.

We believe that in order for this new market to thrive, there needs to be an integrated and transparent marketplace to give people complete control over their investments. We're building a new central hub for investing in startups, real estate, and securitized tokens.

We want to become the one-stop-shop for investing online!

Milestones

Newchip Inc. was incorporated in the State of Delaware in June 2016.

Since then, we have:

- Raised $2M from JV, Yeoman, Sputnik, Youbi, Polymath, and executives from Goldman Sachs + Credit Suisse.

- Founders in the industry since the beginning, raised $15M between them, and generated 3 acquisitions/exits between them.

- Ranked in Top 50 Global Startups from 67 countries by G-Startup Worldwide (judges included Tim Draper, Sequoia Capital, Softech and more).

- Ranked #1 for startup investing on App Store, Top 10 for fundraising and investing, and ranked in the App Store Top 100 in Finance.

- Over 20+ platform partners and 50,000+ users on Newchip

- Want to see first-hand what Newchip is all about? Join as a free member at: www.newchip.com

Historical Results of Operations

Our company was organized in June 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $42,879.73 compared to the year ended December 31, 2017, when the Company had revenues of $1,000. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017. Our product has no cost associated with a specific sale, all expenses are attributable to keeping the platform updated and maintained in addition to general marketing expenses.

- *Assets.* As of December 31, 2018, the Company had total assets of $226,477.86, including $152,504 in cash. As of December 31, 2017, the Company had $240,431 in total assets, including $240,431.58 in cash.

- *Net Loss.* The Company has had net losses of $1,980,202.30 and net losses of $748,183.11 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $3,055,298.66 for the fiscal year ended December 31, 2018 and $1,172,740.20 for the fiscal year ended December 31, 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $2,000,000 in SAFEs.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 8 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Newchip Inc. cash in hand is $120,083, as of March 2019. Over the last three months, revenues have averaged $22,000/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $90,000/month, for an average burn rate of $68,000 per month. Our intent is to be profitable in 15 months.

We have generated revenue from the launch of an accelerator to help entrepreneurs by teaching them how to raise funds via Reg D, Reg CF, and Reg A+.

We're already covering 20% of our operating cost with revenue and expect to be profitable in 12 months. We have launched an accelerator to equip entrepreneurs with the skills to raise money from professional investors and via equity crowdfunding. We expect the revenue from this initiative to continue to grow throughout 2019. While we cannot guarantee it, we also have additional contracts in the works that we expect to increase over the next few months to allow us to launch additional revenue streams.

We are planning to increase expenses as we scale marketing and bring development in house. We are planning to raise more capital after this offering in a Series A in 2019.

Net Margin: -4,618%

Gross Margin: 100%

Return on Assets: -874%

Earnings per Share: -$0.66

Revenue per Employee: $3,573

Cash to Assets: 67%

Revenue to Receivables: ~

Debt Ratio: 1,349%

Newchip_GAAP_Financials_2018_for_CFAR_WeFunder.pdf

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Thank You!

From the Newchip Team



Ryan Rafols
Founder & CEO



Travis Brodeen
Co-founder & CTO



Matt Bell
Marketing Advisor
Founder/GM: Bell Interactive-digital consultancy firm, Former Head of Digital Marketing-Treehouse



Shane Chambers
Product Manager
14+ years as Senior Leader in Software Engineering, led technical projects & product development



Sujana Amatya
Project Manager
Former Project Manager and Geologist at Talon LPE, Environmental Services Firm



Marcos J. Larios
Director of Finance
Former Equit. & Deriv. Trading Specialist, and Accred. Asset Management Specialist at Charles Schwab



David Blankman
Director of Business Development
Serial Entrepreneur, Portfolio Manager & Senior Investment Industry Professional, Founded 5 startups



Genesis Valbuena
Operations Manager
Former Senior Internat'l Recruiting Associate- GLG, Expertise in International Relations & Finance



Stephanie Greer
Director of Operations
MBA in Finance, PMP + Certified ScrumMaster, 20+ years in financial services industry



Lance Huntley
Chief Compliance Officer
Started career at FINRA and has led 2 Fintech startups through Wall Street acquisitions

Details

The Board of Directors

DIRECTOR	OCCUPATION	JOINED
Matt Bell	President @ Bell Interactive	2016
Travis Brodeen	CTO @ Newchip	2016
Ryan Rafols	CEO @ Newchip	2016

Officers

OFFICER	TITLE	JOINED
Travis Brodeen	CTO	2016
Ryan Rafols	CEO	2016

Voting Power

HOLDER	SECURITIES HELD	VOTING POWER
Ryan Rafols	8,300,000 Class B Common Stock	80.6%

Past Equity Fundraises

DATE	AMOUNT	SECURITY	EXEMPTION
09/2017	$631,000	Safe	Regulation D, Rule 506(b)
05/2018	$1,369,000	Safe	Regulation D, Rule 506(b)

The use of proceeds is to fund general operations.

Outstanding Debts

None.

Related Party Transactions

Name	Matt Bell
Amount Invested	$17,500
Transaction type	Other
Issued	12/25/2017
Relationship	Director

Matt Bell is on our Board, and we hired his agency for contract work for marketing.

Capital Structure

CLASS OF SECURITY	SECURITIES (OR AMOUNT) AUTHORIZED	SECURITIES (OR AMOUNT) OUTSTANDING	VOTING RIGHTS
Class B Common Stock	10,000,000	10,000,000	Yes
Preferred Stock	10,000,000	0	No
Class A Common Stock	10,000,000	3,000,000	Yes

	SECURITIES RESERVED FOR ISSUANCE UPON EXERCISE OR CONVERSION
Warrants:	
Options:	0

Risks

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Voting Control is concentrated in the hands of a small number of shareholders. Even if the shares were not subject to the proxy, you would not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company's governance documents, expanding the employee option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. Some of the larger stockholders include, or have the right to designate, executive officers and directors of our Board. These few people and entities make all major decisions regarding the company. As a minority shareholder and a signatory to any potential proxy agreements for voting, you will not have a say in these decisions.

Holders of our Preferred Stock are entitled to potentially significant liquidation preferences over holders of our Common Stock if we are liquidated, including upon a sale of our company. Holders of our outstanding Preferred Stock have liquidation preferences over holders of Common Stock. This liquidation preference is paid if the amount a holder of Preferred Stock would receive under the liquidation preference in greater than the amount such holder would have received if such holder's shares of Preferred Stock had been converted to Common Stock immediately prior to the liquidation event. If a liquidation event, including a sale of our company, were to occur that resulted in a distribution of less than expected to our stockholders, the holders of our Preferred Stock could be entitled to all proceeds of cash distributions.

There is no current market for our stock. There is no formal marketplace for the resale of our stock. The shares may be traded over-the-counter to the extent any demand exists. These securities are illiquid and there will not be an official current price for them, as there would be if we were a publicly-traded company with a listing on a stock exchange. Investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral. Further, some investors are required to assign their voting rights as a condition to investing. This assignment of voting rights may further limit an investor's ability to liquidate their investment. Since we have not established a trading forum for our stock, there will be no easy way to know what the Common Stock is "worth" at any time. Even if we seek a listing on the "OTCQX" or the "OTCQB" markets, there may not be frequent trading and therefore no market price for our stock.

We depend on key personnel and face challenges recruiting needed personnel. Our future success depends on the efforts of a small number of key personnel, including our founder and Chief Executive Officer, Ryan Rafols, and our compliance, engineering and marketing teams. Our software engineer team and in particular Travis Brodeen, as well as our compliance and business development teams led by Judd Hollas, are critical to continually innovate and improve our products while operating in a highly regulated industry. In addition, due to our limited financial resources and the specialized expertise required, we may not be able to recruit the individuals needed for our business needs or to meet the compliance burden that may be placed on on us in the future. There can be no assurance that we will be successful in attracting and retaining the personnel we require to operate and be innovative.

Newchip's product offerings are relatively new in an industry that is still quickly evolving. The principal securities regulations that we plan to work with, Regulation A and Regulation Crowdfunding, have only been in effect in their current form since 2015 and 2016, respectively. Newchip's ability to continue to penetrate the market remains uncertain as potential issuer companies may choose to use different platforms or providers (including, in the case of Regulation A, using their own online platform), or determine alternative methods of financing. Investors may decide to invest their money elsewhere. Further, our potential market may not be as large, or our industry may not grow as rapidly, as anticipated. With a smaller market than expected, we may have fewer customers. Success will likely be a factor of investing in the development and implementation of marketing campaigns, subsequent adoption by issuer companies as well as investors, and favorable changes in the regulatory environment.

We may be liable for misstatements made by issuers made on funding portal partners in the future, should we choose to become a broker dealer. Under the Securities Act and the Exchange Act, issuers making offerings through our funding portal network may be liable for including untrue statements of material facts or for omitting information that could make the statements made misleading. There may also be circumstances in which we are liable in the future for making misleading statements in connection with Regulation A, CF or Regulation D offerings. Even though due diligence defenses may be available; there can be no assurance that if we were sued we would prevail. Further, even if we do succeed, lawsuits are time consuming and expensive, and being a party to such actions may cause us reputational harm that would negatively impact our business.

In the event we are required or decide to register as a broker-dealer, our current business model could be affected. Under our current structure, we believe we are not required to register as a broker-dealer under federal and state laws. Further, none of our officers or our chairman has previous experience in securities markets or regulations or has passed any related examinations or holds any accreditations. We comply with the rules surrounding funding portals and restrict our activities and services so as to not be deemed a broker-dealer or registered funding platform under state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers. Further, we may decide for business reasons or we may be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If we are required but decide not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model.

We plan to operate in a regulatory environment that is evolving and uncertain. The regulatory framework for online capital formation or crowdfunding is very new. The regulations that govern our future operations have been in existence for a very few years. Further, there are constant discussions among legislators and regulators with respect to changing the regulatory environment. New laws and regulations could be adopted in the United States and abroad. Further, existing laws and regulations may be interpreted in ways that would impact our operations, including how we communicate and work with investors and the companies that use our services. For instance over the past year, there have been several attempts to modify the current regulatory regime. Some of those suggested reforms could make it easier for anyone to sell securities, or could increase future or create new regulatory burden, including requiring us to register as a broker-dealer before we choose to do so. Any such changes would have a negative impact on our business.

Any valuation at this stage is difficult to assess. The valuation cap for the offering was established by the company. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment.

We are an early stage company and have not yet generated any profits. Newchip was formed in 2016. Accordingly, the company has a limited history upon which an evaluation of its performance and future prospects can be made. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, managing its growth and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. Newchip has incurred a net loss and has had limited revenues generated since inception. There is no assurance that we will be profitable in the next three years or generate sufficient revenues to pay dividends to the holders of the shares.

Our financials statements were prepared on a “going concern” basis. Certain matters, as described below and in the accompanying financial statements indicate there may be substantial doubt about the Company's ability to continue as a going concern. However, based on management's assessment of operations and financing, they determined that the substantial doubt is alleviated. We have not generated profits since inception, and we have had a history of losses. We sustained losses of $748,599 in 2017 and $197,884 in 2016. Our ability to continue operations is dependent upon our ability to generate sufficient cash flows from operations to meet our obligations, which the company has not been able to accomplish to date, and/or to obtain additional capital financing.

Our compliance is focused on U.S. laws and we have not analyzed foreign laws regarding the participation of non-U.S. residents. Some of the investment opportunities viewable on Newchip are open to non-U.S. residents. We have not researched all the applicable foreign laws and regulations, and therefore we have not set up our structure to be compliant with all those laws. It is possible that we may be deemed in violation of those laws, which could result in fines or penalties as well as reputational harm. This may limit our ability in the future to assist companies in accessing money from those investors, and compliance with those laws and regulation may limit our business operations and plans for future expansion.

We are reliant on one main type of service and our partners. All of current services are variants on one type of service to our partners. Our revenues are therefore dependent upon the market for online capital formation.

Newchip, its providers, and partners are vulnerable to hackers and cyber attacks. As an internet-based business, we may be vulnerable to hackers who may access the data of our investors, the issuer companies that utilize our platform, and partners. Further, any significant disruption in service on the Newchip platform or in its computer systems could reduce the attractiveness of the Newchip platform and result in a loss of investors and companies interested in using our platform. Further, we rely on a third-party technology provider to provide some of our back-up technologies. Any disruptions of services or cyber attacks either on our technology providers or on Newchip could harm our reputation and materially negatively impact our financial condition and business.

We are offering a discount to certain classes of investors. These investments may immediately dilute the value of your stock. Therefore, the value of shares of investors who pay the full price in this offering will be diluted by investments made by investors entitled to a discount, who will pay less for the same stake in the company based on an earlier investment.

Future fundraising may affect the rights of investors. In order to expand, the company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the company.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with potentially no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

If the company cannot raise sufficient funds it will not succeed. Newchip is offering SAFEs in the amount of up to $1.07 million in this offering, and may close on any investments that are made. Even if the maximum amount is raised, the company is likely to need additional funds in the future in order to grow, and if it cannot raise those funds for whatever reason, including reasons relating to the company itself or to the broader economy, it may not survive. If the company manages to raise only the minimum amount of funds sought, it will have to find other sources of funding for some of the plans outlined in "Use of Proceeds."

Our revenues and profits are subject to fluctuations. It is difficult to accurately forecast our revenues and operating results, and these could fluctuate in the future due to a number of factors. These factors may include adverse changes in: number of investors and amount of investors' dollars, the success of world securities markets, general economic conditions, our ability to market our platform to companies and investors, headcount and other operating costs, and general industry and regulatory conditions and requirements. The company's operating results may fluctuate from year to year due to the factors listed above and others not listed. At times, these fluctuations may be significant and could impact our ability to operate our business.

We are dependent on general economic conditions. Our business model is dependent on investors investing in the companies viewable in our platform network. Investment dollars are disposable income. Our business model is thus dependent on national and international economic conditions. Adverse national and international economic conditions may reduce the future availability of investment dollars, which would negatively impact our revenues and possibly our ability to continue operations. It is not possible to accurately predict the potential adverse impacts on the company, if any, of current economic conditions on its financial condition, operating results and cash flow.

We face significant market competition. We help facilitate online capital formation. Though this is a new market, we compete against a variety of entrants in the market as well likely new entrants into the market. Some of these follow a regulatory or business model that is different from ours and might provide them competitive advantages. New entrants could include those that may already have a foothold in the securities industry, including some established broker-dealers. Further, online capital formation is not the only way to address helping start-ups raise capital, and the company has to compete with a number of other approaches, including traditional venture capital investments, loans and other traditional methods of raising funds and companies conducting crowdfunding raises on their own websites. Additionally, some competitors and future competitors may be better capitalized than us, which would give them a significant advantage in marketing and operations.

We plan to operate in a highly regulated industry. We may be subject to extensive regulation and failure to comply with such regulation could have an adverse effect on our business. In addition, some of the restrictions and rules applicable to our subsidiaries could adversely affect and limit some of our business plans in the future.

Description of Securities for Prior Reg CF Raise

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Minority Ownership

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Exercise of Rights Held by Principal Shareholders

As holders of a majority-in-interest of voting rights in the Company, the shareholders may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the shareholders may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The shareholders may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns. The shareholders have the right to redeem their securities at any time. Shareholders could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability. In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted. Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Restrictions on Transfer

The securities offered via Regulation Crowdfunding may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

- to the issuer;
- to an accredited investor®;
- as part of an offering registered with the U.S. Securities and Exchange Commission; or
- to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

Valuation Methodology for Prior Reg CF Raise

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of shares of Preferred Stock . As discussed in Question 13, when we engage in an offering of equity interests involving Preferred Stock , Investors may receive a number of shares of Preferred Stock calculated as either (i) the total value of the Investor's investment, divided by the price of the Preferred Stock being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time. Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Preferred Stock that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors . Among the factors we may consider in determining the price of Preferred Stock are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. In the future, we will perform valuations of our stock (including both common stock and Preferred Stock) that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;

- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

Company

Newchip Inc.

- Delaware Corporation
- Organized June 2016
- 12 employees

2015 IH 35 South Ste 115
Austin TX 78741

http://www.newchip.com

Business Description

Refer to the Newchip profile.

EDGAR Filing

The Securities and Exchange Commission hosts the official version of this annual report on their EDGAR web site. It looks like it was built in 1989.

Compliance with Prior Annual Reports

Newchip is current with all reporting requirements under Rule 202 of Regulation Crowdfunding.

All prior investor updates

You can refer to the company's updates page to view all updates to date. Updates are for investors only and will require you to log in to the Wefunder account used to make the investment.

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